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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 of Magnum Hunter Resources, Inc. dated January 15, 2002 and related Joint Proxy Statement/Prospectus between Magnum Hunter Resources, Inc. and Prize Energy Corp. and to the incorporation by reference therein of our reports dated February 16, 2001, with respect to the consolidated financial statements of Prize Energy Corp. and September 3, 1999, with respect to the statement of revenues and direct operating expenses for the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc., included in the Prize Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP


Fort Worth, Texas
January 14, 2002